                                 SCHEDULE 14A
===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       National Equipment Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       NATIONAL EQUIPMENT SERVICES, INC.

                         NOTICE OF 2000 ANNUAL MEETING
                              AND PROXY STATEMENT

                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                           Evanston, Illinois 60201

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of National Equipment Services, Inc. (the "Company"), which will be held on Friday, May 26, 2000, at 1:00 p.m., local time, at The Standard Club, 320 South Plymouth Court, Second Floor, Chicago, Illinois 60604.

   The Notice of Meeting, Proxy Statement and Proxy Form are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

   It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,


                                     /s/  Paul R. Ingersoll
                                          Senior Vice President and Secretary

                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                           Evanston, Illinois 60201

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The Annual Meeting of Stockholders of National Equipment Services, Inc. (the "Company") will be held on Friday, May 26, 2000, at 1:00 p.m., local time, at The Standard Club, 320 South Plymouth Court, Second Floor, Chicago, Illinois 60604 to consider and take action with respect to the following matters:

  1. The election of two directors to hold office for a term of three years;

  2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

  3. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   Holders of record of the Company's Common Stock at the close of business on April 14, 2000 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's principal executive offices, 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, for a period of 10 days prior to the meeting, and at the meeting.

                                          By Order of the Board of Directors

                                      /s/ Paul R. Ingersoll
                                          Senior Vice President and Secretary

April 26, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY DELIVERY OF A LATER-DATED PROXY.

                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                           Evanston, Illinois 60201

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        Annual Meeting of Stockholders
                                 to be held on
                                 May 26, 2000

                               ----------------

   This proxy statement (this "Proxy Statement") is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of National Equipment Services, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the annual meeting of stockholders to be held on May 26, 2000 at 1:00 p.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to elect two directors to the Board and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2000 fiscal year.

   The Notice of Meeting, this Proxy Statement and the Proxy Form are being mailed on or about April 26, 2000 to holders of record of the Common Stock at the close of business on April 14, 2000. The Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, are being mailed to stockholders with this Proxy Statement.

   If the enclosed proxy form (the "Proxy Form") is properly signed, dated and returned to the Company, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the election of the nominees named herein as directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2000 fiscal year. The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

   Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting at the Company's principal executive offices at the address above or by submission of a later-dated proxy.

   Each outstanding share of Common Stock entitles the holder thereof to one vote on each matter to come before the Annual Meeting. As of April 14, 2000, there were 21,905,887 shares of Common Stock outstanding. The presence in person or by proxy of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's by-laws provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by the remaining directors. The Board currently consists of six directors, who are divided into three classes, each consisting of two directors, who serve staggered three-year terms. Kevin Rodgers' and William Kessinger's terms will expire at the 2000 Annual Meeting. Carl Thoma's and John Grove's terms will expire at the 2001 Annual Meeting. Ronald St. Clair's and Lawrence C. Tucker's terms will expire at the 2002 Annual Meeting. Each director is elected to serve for the remaining term of any vacancy filled by the director or until the third succeeding annual meeting of stockholders (if elected at an annual meeting of stockholders) or until a successor is duly elected.

   As long as The 1818 Fund III, L.P. ("The 1818 Fund") holds 20% of the shares of Common Stock issued or issuable upon conversion of the 60,000 shares of Senior Redeemable Convertible Preferred Stock, Series A ("Preferred Stock") of the Company acquired by it in a private placement in 1999, it is entitled to designate one director to the Board to be included in the slate of nominees recommended by the Board and to designate such director's successor at subsequent annual meetings at which such director's or successor's term expires. Mr. Tucker is The 1818 Fund's designee.

   Messrs. Rodgers and Kessinger have been nominated for re-election at the Annual Meeting. See "Management--Nominees for Director" and "Management-- Continuing Directors" for information with respect to Messrs. Rodgers and Kessinger and the continuing directors of the Company. The Company believes that the nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

   Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote "FOR" the election of the nominees.

                                  PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company with respect to the 2000 fiscal year to examine the financial statements of the Company for the fiscal year ending December 31, 2000 and to perform other appropriate accounting services.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for fiscal 2000.

                                  MANAGEMENT

   The following sets forth certain information as of April 1, 2000, with respect to the Company's nominees for director, the Company's continuing directors, and the executive officers of the Company. The Board has the power to appoint the officers of the Company. Each officer will hold office for such term as may be prescribed by the Board and until such person's successor is chosen and qualified or until such person's death, resignation or removal.

Nominees for Director

  Kevin Rodgers                                                         Age: 49

     Mr. Rodgers has been President, Chief Executive Officer and a director of the Company since he founded the Company with Golder, Thoma, Cressey, Rauner Fund V, L.P. in June 1996. Prior thereto, Mr. Rodgers served as Chief Executive Officer of Brambles Equipment Services, Inc. and Brambles Records Management, Inc. from 1991 to June 1996. From 1991 to 1996, Mr. Rodgers also held the position of Executive Director of Brambles USA, a subsidiary of Brambles Industries Limited, an Australian public company with worldwide revenues of over US $2.5 billion. From 1979 to 1990, Mr. Rodgers held several positions at Morgan Equipment Company, a privately held heavy equipment dealership with worldwide sales of approximately $300 million, including Chief Executive Officer of Morgan Equipment's Australian operations from 1986 to 1990.

  William Kessinger                                                     Age: 33

     Mr. Kessinger has served as a director of the Company since its founding in June 1996. Mr. Kessinger is a Principal of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in January 1998 as a successor to Golder, Thoma, Cressey, Rauner, Inc. Mr. Kessinger joined Golder, Thoma, Cressey, Rauner, Inc. in May 1995 and has been a Principal since September 1997. Prior thereto, Mr. Kessinger was a Principal with The Parthenon Group from July 1994 to May 1995. From August 1992 to June 1994, Mr. Kessinger attended Harvard Business School and received his MBA. Prior to that time, Mr. Kessinger served as an Associate with Prudential Asset Management Asia from August 1988 to June 1992. Mr. Kessinger is also a director of AnswerThink Consulting Group, Inc. and Global Imaging Systems, Inc.

Continuing Directors

  Carl Thoma                                                            Age: 51

     Mr. Thoma is Chairman of the Board of the Company and has served as a director of the Company since its founding in June 1996. Mr. Thoma is the Managing Partner of Thoma Cressey Equity Partners, a private equity investment company in Chicago, Illinois, Denver, Colorado and San Francisco, California formed in December 1997 as a successor to Golder, Thoma, Cressey, Rauner, Inc. He also co-founded and has been a Managing Director of Golder, Thoma, Cressey, Rauner, Inc., the general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P. and its predecessor funds, in Chicago, Illinois since 1980. Mr. Thoma is also a director of Global Imaging Systems, Inc., Outsource Partners, Inc. and Paging Network, Inc.

  John Grove                                                            Age: 80

     Mr. Grove has served as a director of the Company since May 1998. Mr. Grove co-founded JLG Industries, Inc., a manufacturer of hydraulically-operated machinery specializing in aerial work platforms, in 1969 and served as Chairman and Chief Executive Officer until his retirement in 1993. Prior to 1969, Mr. Grove co-founded Grove Manufacturing Co. and developed the modern hydraulic crane. Mr. Grove is also a director of Falling Spring Corp., Truckcraft Corporation, Sentry Trust, Inc. and Zefer Operations, Inc.

   Ronald St. Clair                                                     Age: 62

     Mr. St. Clair has served as a director of the Company since October 1997. Mr. St. Clair founded High Reach Equipment, an aerial platform rental company headquartered in Baton Rouge, Louisiana. In 1993, Mr. St. Clair sold High Reach Equipment to Brambles Equipment Services, Inc. In 1994, Mr. St. Clair retired from High Reach Equipment.

   Lawrence C. Tucker                                                   Age: 57

     Mr. Tucker has served as a director of the Company since May 1999. Mr. Tucker has been a General Partner of Brown Brothers Harriman & Co., a private banking firm, since 1979. Mr. Tucker is also a director of MCI WorldCom, Inc., the MCI WorldCom Venture Fund, National Healthcare Corporation, Riverwood Holdings, Inc., US Unwired Inc., VAALCO Energy Inc. and World Access, Inc. Brown Brothers Harriman & Co. is the general partner of The 1818 Fund, L.P., The 1818 Fund II, L.P., The 1818 Fund III, L.P. and The 1818 Mezzanine Fund, L.P.

Executive Officers (Other Than Those who are Directors and Listed Above)

  Dennis O'Connor                                                       Age: 50

     Mr. O'Connor has been Chief Financial Officer of the Company since August 1996. Prior thereto,
  Mr. O'Connor served as Chief Financial Officer of Brambles Equipment Services, Inc. from November 1991 to August 1996, where Mr. O'Connor directed the financial and administrative functions for its seven operating divisions and assisted in operations management. From May 1986 to May 1990, Mr. O'Connor held various positions at Morgan Equipment Company, including Chief Financial Officer and General Manager.

  James O'Neil                                                          Age: 56

     Mr. O'Neil has been Chief Operating Officer of the Company since September 1998. Prior thereto, Mr. O'Neil served as President of the Company's Sprintank division from the date of the Company's acquisition of Sprintank in July 1997 to September 1998 and had also served as President of Sprintank from January 1996 to the date of such acquisition. From November 1992 to December 1995, Mr. O'Neil served as President and Chief Operating Officer of Encycle/Texas, Inc., a metal concentrate and waste recycling company. Previously, Mr. O'Neil held various senior executive management positions with Laidlaw Environmental Services, Inc. and Tricil Environmental Response, Inc.

  Paul Ingersoll                                                        Age: 34

     Mr. Ingersoll has been Senior Vice President of the Company since February 1999 and Secretary of the Company since June 1996. From June 1996 to February 1999, Mr. Ingersoll also served as Vice President of Corporate Development of the Company. Prior thereto, Mr. Ingersoll served as Assistant to the Executive Director of Brambles USA from March 1992 to May 1996 and as Financial Analyst from November 1989 to March 1992.

Information About the Board of Directors

   The Board of Directors met eight times during fiscal 1999. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors may also create other committees, including an executive committee and a nominating committee. Each director attended 75% or more of the meetings of the Board of Directors and any committees on which such director served during fiscal 1999.

   Audit Committee. The Audit Committee of the Board of Directors is composed of three directors (currently Messrs. Thoma, Kessinger and Grove). The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results. The Audit Committee met two times during fiscal 1999.

   Compensation Committee. The Compensation Committee is composed of three directors (currently Messrs. Thoma, St. Clair and Tucker). The Compensation Committee makes recommendations regarding the Incentive Plan and decisions concerning salaries and incentive compensation for executive officers, key employees and consultants of the Company. The Compensation Committee met two times during fiscal 1999.

Compensation of Directors

   Directors of the Company currently do not receive a salary or an annual retainer for their services, except for (i) Mr. St. Clair, who receives an annual fee of $40,000 and (ii) Mr. Grove, who receives an annual fee of $8,000 and fees of $1,500 for each Board meeting (or $500 if such Board meeting is telephonic) and $500 for each Board committee meeting Mr. Grove attends. The Company expects that new non-employee directors not otherwise affiliated with the Company or its stockholders will be paid an annual cash retainer. All directors are reimbursed for out-of-pocket expenses related to their service as directors, including expenses incurred in connection with attending meetings. Directors may also be issued options pursuant to the National Equipment Services, Inc. Long Term Incentive Plan (the "Incentive Plan").

   In connection with the Company's initial public offering of Common Stock (the "Initial Stock Offering"), the Company granted each of Mr. Grove and Mr. St. Clair, under the Incentive Plan, options to acquire 10,000 shares of Common Stock that will vest over a five year period. In August 1999, the Company granted each of Mr. Grove and Mr. St. Clair, under the Incentive Plan, options to acquire 2,000 shares of Common Stock that will vest over a five year period. In addition, at each anniversary of the Initial Stock Offering, the Company intends to grant each of Mr. Grove and Mr. St. Clair, under the Incentive Plan, an option to acquire 2,000 shares of Common Stock that will vest over a five year period commencing on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the SEC. Certain officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 2000 by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each current director and nominee for director of the Company, (iii) each Named Executive Officer (as defined) of the Company and (iv) all directors of the Company and executive officers of the Company as a group. As of April 1, 2000, there were 21,905,887 shares of Common Stock outstanding. To the knowledge of the Company, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Company's corporate address. Except as otherwise expressly noted, the percentages below do not assume the conversion into Common Stock of the Preferred Stock.

                                                        Number of
                                                        Shares(1)  Percent(2)
                                                        ---------- ----------
Golder, Thoma, Cressey, Rauner Fund V, L.P.(3)......... 13,861,142       63.3%
The 1818 Fund III, L.P.(4).............................  4,615,385       17.4%
Co-Investment Partners, L.P.(5)........................  1,923,077        8.1%
Kevin Rodgers(6).......................................  1,143,975        5.2%
Dennis O'Connor(7).....................................    307,077        1.4%
James O'Neil(8)........................................     65,343          *
Paul Ingersoll(9)......................................    170,952          *
Carl Thoma(10)......................................... 13,861,142       63.3%
William Kessinger(10).................................. 13,861,142       63.3%
Lawrence Tucker(11)....................................  4,615,385       17.4%
John Grove(12).........................................     23,753          *
Ronald St. Clair(13)...................................     75,134          *
All Directors and Executive Officers as a Group (9
 persons)(10)(11)...................................... 20,262,761       76.2%

--------
*Less than one percent.

 (1) The number of shares includes shares of Common Stock subject to options exercisable within 60 days of April 1, 2000 and shares of Common Stock issuable upon conversion of shares of Preferred Stock.

 (2) Shares of Common Stock subject to options exercisable within 60 days of April 1, 2000 and shares of Common Stock issuable upon conversion of shares of Preferred Stock are considered outstanding for the purpose of determining the percentage of the class held by the holder of such option or shares of Preferred Stock, as the case may be, but not for the purpose of computing the percentage held by others.

 (3) Includes 24,287 shares of Common Stock held by GTCR Associates V, a partnership affiliated with Golder, Thoma, Cressey, Rauner Fund V, L.P. The address of each of Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V is 6100 Sears Tower, Chicago, Illinois 60606.

 (4) Represents shares of Common Stock issuable upon conversion of 60,000 shares of Preferred Stock owned of record by The 1818 Fund. The general partner of The 1818 Fund is Brown Brothers Harriman & Co. ("BBH"). The address of The 1818 Fund and BBH is 59 Wall Street, New York, New York 10005.

 (5) Represents shares of Common Stock issuable upon conversion of 25,000 shares of Preferred Stock owned of record by Co-Investment Partners, L.P. ("CIP"). The general partner of CIP is CIP Partners, LLC. The address of each of these holders is 660 Madison Avenue, New York, New York 10021.

 (6) Includes 1,112,000 shares of Common Stock owned by Mr. Rodgers' family limited partnership, Rodgers Investment Partners, L.P., as to which he disclaims beneficial ownership.

 (7) The shares of Common Stock beneficially owned by Mr. O'Connor include 15,014 shares subject to options.

 (8) The shares of Common Stock beneficially owned by Mr. O'Neil include 37,534 shares subject to options.

 (9) The shares of Common Stock beneficially owned by Mr. Ingersoll include 15,014 shares subject to options.

(10) Includes 13,836,855 shares of Common Stock held by Golder, Thoma, Cressey, Rauner Fund V, L.P., of which GTCR V, L.P. is the general partner, and also includes 24,287 shares of Common Stock held by GTCR Associates V. Each of Messrs. Thoma and Kessinger is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR V, L.P. and the managing general partner of GTCR Associates V, and therefore may be deemed to share investment and voting control over the shares of Common Stock held by Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V. Each of Messrs. Thoma and Kessinger disclaims beneficial ownership of the shares of Common Stock owned by Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V. The address of each of these holders is 6100 Sears Tower, Chicago, Illinois 60606.

(11) Includes shares of Common Stock issuable upon conversion of 60,000 shares of Preferred Stock owned of record by The 1818 Fund. Mr. Tucker, a general partner at BBH, may be deemed to be the beneficial owner of these shares due to his role as co-manager of The 1818 Fund. Mr. Tucker disclaims beneficial ownership of the shares beneficially owned by The 1818 Fund, except to the extent of his pecuniary interest therein. The address of Mr. Tucker is 59 Wall Street, New York, New York 10005.

(12) The shares of Common Stock beneficially owned by Mr. Grove include 3,753 shares subject to options.

(13) The shares of Common Stock beneficially owned by Mr. St. Clair include 3,753 shares subject to options.

                            EXECUTIVE COMPENSATION

   The compensation of executive officers of the Company will be determined by the Board of Directors of the Company. The following table sets forth information regarding the compensation paid or accrued by the Company to the Chief Executive Officer and each of the Company's other executive officers (the "Named Executive Officers") for services rendered to the Company in all capacities during fiscal years 1999, 1998 and 1997.

                          Summary Compensation Table

                                Annual Compensation                Long-Term Compensation
                         ------------------------------------- --------------------------------
                                                                       Awards           Payouts
                                                               -----------------------  -------
                                                                           Securities
                                                  Other Annual Restricted  Underlying    LTIP    All Other
        Name and              Salary   Bonus      Compensation   Stock    Options/SARs  Payouts Compensation
   Principal Position    Year   ($)     ($)           ($)      Awards (#)     (#)         ($)       ($)
------------------------ ---- ------- -------     ------------ ---------- ------------  ------- ------------
Kevin Rodgers........... 1999 350,000 131,250(1)       --          --       300,000(2)    --        8,216(3)
 President, Chief        1998 250,000 150,000          --          --           --        --        8,216(4)
 Executive Officer       1997 225,000 112,500          --          --           --        --       10,125(5)
 and Director

James O'Neil(6)......... 1999 200,000  66,667          --          --           --        --        8,216(7)
 Chief Operating         1998 146,667  79,235          --          --       100,000(8)    --        8,216(9)
 Officer                 1997  55,684   7,500          --          --           --        --        1,675(10)

Dennis O'Connor......... 1999 225,000  84,378(11)      --          --        85,000(2)    --        8,216(12)
 Chief Financial         1998 159,261  82,500          --          --        40,000(8)    --        7,358(13)
 Officer                 1997 125,000  62,500          --          --           --        --        4,545(14)

Paul Ingersoll.......... 1999 175,000  65,628(15)      --          --       110,000(2)    --        8,216(16)
 Senior Vice             1998 113,507  62,500          --          --        40,000(8)    --        6,192(17)
 President and Secretary 1997  80,000  40,000          --          --           --        --        3,200(18)

--------
 (1) Mr. Rodgers elected to have his 1999 bonus paid in the form of the issuance of 21,857 registered shares of Common Stock pursuant to the Incentive Plan, and the amount shown represents the value of such shares on the date of issuance.
 (2) Options become exercisable in five equal installments on September 1, 2000, December 31, 2000, December 31, 2001, December 31, 2002 and
     December 31, 2003.
 (3) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan (as defined), a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
 (4) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
 (5) The amount shown includes $4,500 of Company 401(k) matching contributions under the Savings Plan and a $5,625 profit sharing contribution under the Savings Plan.
 (6) Mr. O'Neil became an employee of the Company effective July 1, 1997 and became an executive officer of the Company effective September 10, 1998.
 (7) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
 (8) Options become exercisable in equal daily installments over the five year period ending July 13, 2003, and were granted pursuant to the Incentive Plan.

 (9) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(10) The amount shown includes $838 of Company 401(k) matching contributions under the Savings Plan and an $837 profit sharing contribution under the Savings Plan.
(11) Mr. O'Connor elected to have his 1999 bonus paid in the form of the issuance of 14,063 registered shares of Common Stock pursuant to the Incentive Plan, and the amount shown represents the value of such shares on the date of issuance.
(12) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(13) The amount shown includes $3,571 of Company 401(k) matching contributions under the Savings Plan, a $3,571 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(14) The amount shown includes $2,045 of Company 401(k) matching contributions under the Savings Plan and a $2,500 profit sharing contribution under the Savings Plan.
(15) Mr. Ingersoll elected to have his 1999 bonus paid in the form of the issuance of 10,938 registered shares of Common Stock pursuant to the Incentive Plan, and the amount shown represents the value of such shares on the date of issuance.
(16) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(17) The amount shown includes $2,988 of Company 401(k) matching contributions under the Savings Plan, a $2,988 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(18) The amount shown includes $1,600 of Company 401(k) matching contributions under the Savings Plan and a $1,600 profit sharing contribution under the Savings Plan.

   The following tables set forth, for the Named Executive Officers, information regarding stock options granted or exercised during, or held at the end of, fiscal 1999.

                     Option/SAR Grants in Last Fiscal Year

                                                                     Potential Realizable
                                                                       Value at Assumed
                                                                     Annual Rates of Stock
                                                                      Price Appreciation
                                      Individual Grants                 for Option Term
                         ------------------------------------------- ---------------------
                          Number of   % of Total
                          Securities   Options
                          Underlying  Granted to
                         Options/SARs Employees  Exercise
                           Granted    in Fiscal   Price   Expiration
Name                        (#)(1)       Year     ($/Sh)     Date    5% ($)(2)  10% ($)(2)
----                     ------------ ---------- -------- ---------- ---------- ----------
Kevin Rodgers...........   300,000        32%    $8.8125    9/1/09   $1,877,960 $4,899,177
James O'Neil............       --        --          --        --           --         --
Dennis O'Connor.........    85,000         9      8.8125    9/1/09      532,089  1,388,100
Paul Ingersoll..........   110,000        12      8.8125    9/1/09      688,585  1,796,365

--------
(1) Options to acquire these shares become exercisable in five equal installments on September 1, 2000, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003, and were granted pursuant to the Incentive Plan. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Company, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly.
(2) Amounts reflect assumed rates of appreciation from the fair market value on the date of grant as set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                               Option/SAR Values

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                             Shares      Value    Options/SARs at Fiscal   In-the-Money Options/SARs
                            Acquired    Realized       Year End (#)         at Fiscal Year End ($)
Name                     on Exercise(1)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
----                     -------------- -------- ------------------------- -------------------------
Kevin Rodgers...........      --          --                    0                      $0
                                                          300,000                       0
James O'Neil............      --          --               29,315                       0
                                                           70,685                       0
Dennis O'Connor.........      --          --               11,726                       0
                                                          113,274                       0
Paul Ingersoll..........      --          --               11,726                       0
                                                          138,274                       0

--------
(1) As of the end of the fiscal year, none of the options held by the Named Executive Officers had been exercised.

Management Employment Agreements

   Kevin Rodgers. Mr. Rodgers is party to a senior management agreement with the Company dated as of June 4, 1996, as amended. Under the agreement, Mr. Rodgers will receive an annual base salary of $250,000, which amount shall be reviewed (but not reduced) annually by the Board in its sole discretion. Mr. Rodgers' current annual base salary is $400,000. Mr. Rodgers will be eligible for a bonus of up to 50% of his base salary, which the Board anticipates awarding if Mr. Rodgers meets or exceeds annual operational and financial objectives agreed to by the Board and Mr. Rodgers. If the Company has not met or exceeded its financial or operational objectives, the Board in its discretion may award Mr. Rodgers a bonus of less than 50% of his base salary. Mr. Rodgers will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

   Under the agreement, Mr. Rodgers purchased 96 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. Rodgers agreed to purchase (upon consummation of certain additional investments by Golder, Thoma, Cressey, Rauner Fund V, L.P. in the Company) up to an additional 7,904 shares of Class B Common Stock at a price of $10 per share; provided that Mr. Rodgers was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time as Mr. Rodgers determined. Mr. Rodgers purchased all 7,904 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. Rodgers will vest over a five-year period beginning March 1997. In connection with and immediately prior to the consummation of the Initial Stock Offering each share of Class B Common Stock owned by Mr. Rodgers was converted into Common Stock. Upon completion of the Initial Stock Offering, the portions of the agreement which restrict the transfer of the Company's securities were terminated.

   Mr. Rodgers' employment with the Company will continue until terminated by the resignation, death or disability of Mr. Rodgers or by the Board in its good faith judgment that termination of Mr. Rodgers' employment is in the best interests of the Company. In the event Mr. Rodgers' employment is terminated
(i) by
the Company without cause, (ii) by Mr. Rodgers with good reason or (iii) as a result of Mr. Rodgers' death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Rodgers has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

   Dennis O'Connor. Mr. O'Connor is party to a senior management agreement with the Company dated as of December 31, 1996, as amended. Under the agreement, Mr. O'Connor will receive an annual base salary of $165,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. O'Connor's current annual base salary is $275,000. Mr. O'Connor will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

   Under the agreement, Mr. O'Connor purchased 24 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. O'Connor agreed to purchase (upon consummation of certain additional investments by Golder, Thoma, Cressey, Rauner Fund V, L.P. in the Company) up to an additional 1,976 shares of Class B Common Stock at a price of $10 per share; provided that Mr. O'Connor was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time or times as Mr. O'Connor determined. Mr. O'Connor purchased all 1,976 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. O'Connor will vest over a five-year period beginning March 1997. In connection with and immediately prior to the consummation of the Initial Stock Offering, each share of Class B Common Stock owned by Mr. O'Connor was converted into Common Stock. Upon completion of the Initial Stock Offering, the portions of the agreement which restrict the transfer of the Company's securities were terminated.

   Mr. O'Connor's employment with the Company will continue until terminated by the resignation, death or disability of Mr. O'Connor or by the Board in its good faith judgment that termination of Mr. O'Connor's employment is in the best interests of the Company. In the event Mr. O'Connor's employment is terminated (i) by the Company without cause, (ii) by Mr. O'Connor with good reason or (iii) as a result of Mr. O'Connor's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. O'Connor has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

   James O'Neil. Mr. O'Neil is party to an employment agreement with the Company dated as of September 12, 1998. Under the agreement, Mr. O'Neil will receive an annual base salary of $200,000, which amount shall be reviewed annually. Mr. O'Neil's current annual base salary is $235,000. Mr. O'Neil will be eligible for a bonus of up to 50% of his base salary, based on certain annual performance targets. Mr. O'Neil will also be entitled to the same health, profit sharing and retirement benefits as other similarly-situated employees. Pursuant to the agreement, in 1998 Mr. O'Neil also received options to purchase 80,000 shares of Common Stock at the Initial Stock Offering price of $13.50 per share under the Incentive Plan. The options vest over a period of five years and are exercisable for a period of ten years.

   Each of the Company and Mr. O'Neil may terminate the agreement at any time. If the Company terminates the agreement, the Company will pay to Mr. O'Neil severance equal to 18 months of his then current base pay. In addition, upon certain changes of control, Mr. O'Neil may be entitled to a payment equal to $250,000 if he does not remain employed with the Company following the change of control.

   Paul Ingersoll. Mr. Ingersoll is party to a senior management agreement with the Company dated as of June 4, 1996, as amended. Under the agreement, Mr. Ingersoll will receive an annual base salary of $120,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. Ingersoll's current annual base salary is $200,000. Mr. Ingersoll will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

   Under the agreement, Mr. Ingersoll purchased 12 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. Ingersoll agreed to purchase (upon consummation of certain additional investments by Golder, Thoma, Cressey, Rauner Fund V, L.P. in the Company) up to an additional 988 shares of Class B Common Stock at a price of $10 per share; provided that Mr. Ingersoll was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time or times as Mr. Ingersoll determined. Mr. Ingersoll purchased all 988 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. Ingersoll will vest over a five-year period beginning March 1997. In connection with and immediately prior to the consummation of the Initial Stock Offering, each share of Class B Common Stock owned by Mr. Ingersoll was converted into Common Stock. Upon completion of the Initial Stock Offering, the portions of the agreement which restrict the transfer of the Company's securities were terminated.

   Mr. Ingersoll's employment with the Company will continue until terminated by the resignation, death or disability of Mr. Ingersoll or by the Board in its good faith judgment that termination of Mr. Ingersoll's employment is in the best interests of the Company. In the event Mr. Ingersoll's employment is terminated (i) by the Company without cause, (ii) by Mr. Ingersoll with good reason or (iii) as a result of Mr. Ingersoll's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Ingersoll has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Messrs. Thoma, St. Clair and Tucker. The Company has no Compensation Committee interlocks or insider participation relationships of such persons with the Company to report.

Compensation Committee Report on Executive Compensation

   The Compensation Committee makes determinations regarding salaries, compensation and benefits of executive officers of the Company and develops and administers the Incentive Plan. This Compensation Committee report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation will be determined by the Compensation Committee with respect to the executive officers of the Company.

   This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Compensation of Executive Officers Generally. The compensation philosophy of the Company is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The goals of the Company's executive compensation programs are as follows:

  . To establish pay levels that are necessary to attract and retain highly qualified executives in light of the overall competitiveness of the market for high quality executive talent.

  . To recognize superior individual performance, new responsibilities and new positions within the Company.

  . To balance short-term and long-term compensation to complement the Company's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

  . To provide variable compensation opportunities based on the Company's performance.

  .  To encourage stock ownership by executives.

  . To further align the interests of executives with the interests of stockholders.

   Components of Fiscal 1999 Compensation. The Compensation Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

   Base Salary. The base pay level for each of Messrs. Rodgers, O'Connor, O'Neil and Ingersoll is set forth in each such executive's senior management or employment agreement. In determining and reviewing base salary levels, the Compensation Committee considers the size and responsibility of the individual's position, the individual's overall performance, the base salaries paid by competitors for comparable positions and, in the case of new hires and in order to help induce the individual to enter the employ of the Company, the individual's compensation history.

   Annual Incentives. The Company utilizes annual bonuses to focus corporate behavior on the achievement of goals for growth, financial performance and other items. Annual bonuses for executive officers are determined by the Compensation Committee based on the achievement of certain operational and financial objectives determined by it and in accordance with such executive officer's senior management or employment agreement. See "--Management Employment Agreements." The operational and financial objectives considered include overall Company performance and the executive's individual performance. Messrs. Rodgers and O'Neil are eligible for a bonus amount up to 50% of their base salary. When Mr. O'Neil was hired by the Company as Chief Operating Officer, he was given a commitment that his bonus payment with respect to his first year of employment as Chief Operating Officer would be $100,000.

   Stock Ownership. The Compensation Committee believes that by providing executive officers with an opportunity to establish a meaningful ownership position in the Company, it can help further align the interests of those persons who have substantial responsibility over the management and growth of the Company with the stockholders of the Company. Under the Incentive Plan, the Compensation Committee awarded options to acquire an aggregate of 936,725 shares of Common Stock in fiscal 1999, including a grant of 300,000 options to Mr. Rodgers, 85,000 options to Mr. O'Connor and 110,000 options to Mr. Ingersoll. See "--Option/SAR Grants in Last Fiscal Year."

   Chief Executive Officer Compensation. The base pay level and annual incentive bonus compensation for Mr. Rodgers, the Company's Chief Executive Officer, are determined by the Compensation Committee based on achievement of operational and financial objectives determined by it and in accordance with his employment agreement. The Compensation Committee has set Mr. Rodgers' base salary for 2000 at $400,000. Mr. Rodgers' bonus eligibility amount continues to be 50% of base salary.

   Certain Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-based, is non-discretionary and has been approved by the Company's stockholders. The Company's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company's ability to attract and retain qualified executives.

   Summary. After its review of all existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is focused on increasing values for stockholders and enhancing corporate performance. The Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through stock options or stock ownership. The Compensation Committee believes that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Compensation Committee.

                                          Submitted by the Compensation
                                          Committee of the Board of Directors

                                          Carl D. Thoma, Chairman
                                          Ronald St. Clair
                                          Lawrence Tucker

401(k) Profit Sharing Plan

   The Company maintains a savings plan (the "Savings Plan") qualified under
Section 401(a) and 401(k) of the Internal Revenue Code. Generally, all employees of the Company in the United States who are at least 21 years of age and who have completed six months of service are eligible to participate in the Savings Plan. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution of 50% of the first 5% of annual compensation contributed. In addition, the Company may make discretionary profit sharing contributions under the Savings Plan. The maximum contribution for any participant for any year is the maximum amount permitted under Internal Revenue Code.

Long Term Incentive Plan

   The Company has established the National Equipment Services, Inc. Long Term Incentive Plan (the "Incentive Plan"). A maximum of 2,200,000 shares of Common Stock, subject to adjustment, have been initially authorized for the granting of stock options under the Incentive Plan. Options granted under the Incentive Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The purposes of the Incentive Plan are to advance the interests of the Company and stockholders by providing Company employees with an additional incentive to continue their efforts on behalf of the Company, as well as to attract to the Company people of experience and ability. The Incentive Plan is intended to comply with Rule 16b-3 of the Exchange Act.

   All officers, directors and other key employees and consultants of the Company or its subsidiaries are eligible to participate under the Incentive Plan, as deemed appropriate by the Compensation Committee of the Board of Directors. Eligible employees will not pay any cash consideration to the Company to receive the options. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The exercise price for the incentive stock options must be no less than the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options is not subject to any limitation based upon the then current market value of the Common Stock. Options will expire no later than the tenth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant. Upon termination for cause or at will by the Company, the unvested portion of the options will be forfeited. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee of the Board of Directors in its discretion.

                               PERFORMANCE GRAPH

   The following graph compares the Company's cumulative total stockholder return on an investment of $100 since July 14, 1998, the Company's initial trading date, with that of the S&P Smallcap 600 Index and that of a peer group of selected companies that the Company believes are most comparable to the Company. The peer group is comprised of the following companies: NationsRent Inc., Neff Corp. and United Rentals Inc. The Company's peer group in its 1999 proxy statement also included Rental Service Corp., which was subsequently acquired by a third party in 1999.

                              [PERFORMANCE GRAPH]
                                                                    S&P
                             NATIONAL                          SMALL CAP 600
                        EQUIPMENT SVCS INC.     PEER GROUP         INDEX
                        -------------------     ----------     -------------
 7/14/98                     $100.00             $100.00          $100.00
 9/30/98                     $ 40.83             $ 53.32          $ 78.28
12/31/98                     $ 76.67             $ 68.94          $ 92.04
 3/31/99                     $ 63.61             $ 61.67          $ 83.77
 6/30/99                     $ 80.00             $ 69.39          $ 96.68
 9/30/99                     $ 67.92             $ 55.34          $ 92.00
12/31/99                     $ 41.67             $ 41.01          $103.46

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Loans to Executives

   The Company loaned $64,000 to Mr. Rodgers, $20,000 to Mr. O'Connor and $10,000 to Mr. Ingersoll pursuant to promissory notes (the "Executive Notes") to finance their purchase of the Company's securities. See "Management-- Management Employment Agreements." Each of the Executive Notes is secured by a pledge of the securities purchased with such Executive Note pursuant to an Executive Stock Pledge Agreement between the Company and each of Messrs. Rodgers, O'Connor and Ingersoll. The Executive Notes bear interest at a rate per annum equal to the applicable federal rate as set forth in Section 1274(d) of the Internal Revenue Code of 1986, as amended. The principal amount of the Executive Notes and all interest accrued thereon mature in part on June 4, 2006, with the remainder maturing on January 6, 2007. The Executive Notes may be prepaid in full or in part at any time.

First Registration Agreement

   In connection with the formation of the Company, the Company and its stockholders entered into a Registration Agreement dated as of June 4, 1996 (the "First Registration Agreement") pursuant to which certain stockholders have the right in certain circumstances and, subject to certain conditions, to require the Company to register shares of the Company's Common Stock held by them under the Securities Act. Under the First Registration Agreement, except in limited circumstances, the Company is obligated to pay all expenses in connection with such registration.

Preferred Stock Offering

   On May 14, 1999, the Company issued 36,000 and 15,000 shares of Preferred Stock to The 1818 Fund and CIP, respectively, for consideration of $36.0 million and $15.0 million, respectively. In addition, the Company concurrently issued an aggregate of 9,000 shares of Preferred Stock to other investors for aggregate consideration of $9.0 million. On June 18, 1999, the Company issued 24,000 and 10,000 shares of Preferred Stock to The 1818 Fund and CIP, respectively, for consideration of $24.0 million and $10.0 million, respectively. In addition, the Company concurrently issued an aggregate of 6,000 shares of Preferred Stock to other investors for aggregate consideration of $6.0 million.

   The Company paid to each purchaser of Preferred Stock upon consummation of each investment a facility fee equal to 5% of the purchase price paid by such purchaser.

   In connection with the investment, the Company, The 1818 Fund, CIP and other Preferred Stock investors entered into a Registration Rights Agreement dated as of May 14, 1999 (the "Second Registration Rights Agreement") pursuant to which the Preferred Stock investors have the right in certain circumstances, and subject to certain conditions, to require the Company to register shares of the Company's Preferred Stock and Common Stock held by them under the Securities Act. Under the Second Registration Rights Agreement, except in limited circumstances, the Company is obligated to pay expenses in connection with such registration.

                   SOLICITATION AND EXPENSES OF SOLICITATION

   The solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. All expenses of solicitation of proxies will be paid by the Company.

                          ANNUAL REPORT AND FORM 10-K

   A copy of the Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, is included with this mailing. Any stockholder entitled to vote at the Annual Meeting who did not receive a copy of the Annual Report may obtain one by writing or calling Mr. Paul Ingersoll, Senior Vice President and Secretary, National Equipment Services, Inc., 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, telephone (847) 733-1000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2001 ANNUAL MEETING

   Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2001 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, National Equipment Services, Inc., 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, and must have been received by the Corporate Secretary on or before December 27, 2000. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                          The Board of Directors

April 26, 2000

      -                                           -



      -                                           -
PROXY                                                                      PROXY
                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                            EVANSTON, ILLINOIS 60201

                      SOLICITED BY THE BOARD OF DIRECTORS

 The undersigned hereby appoints Kevin P. Rodgers and Paul R. Ingersoll, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the stock of National Equipment Services, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 26, 2000 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the Company's management upon such other business as may properly come before the Annual Meeting of Stockholders.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

  New Address: ______
  ___________________
  ___________________
               (Continued and to be signed on the reverse side.)

                       NATIONAL EQUIPMENT SERVICES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors

   Nominees: .01 Kevin P. Rodgers and .02 William C. Kessinger

   -------------------------------------------------------------
   (Except nominee(s) written above.)

   For   Withheld   For All Except
   [_]     [_]           [_]

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

   For   Against   Abstain
   [_]     [_]       [_]

   Check here if you plan to attend the annual meeting. [_]

[_] Check here for address change.


     Dated: _____________________________________________________________ , 2000

Signature(s)____________________________________________________________________

--------------------------------------------------------------------------------
Please date and sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.